Exhibit 4.2

INHIBIKASE THERAPEUTICS, INC.

AMENDMENT NO. 1 TO SERIES A-1 WARRANT TO PURCHASE COMMON STOCK OR PRE-FUNDED WARRANTS

This Amendment No. 1 to Series A-1 Warrant to Purchase Common Stock or Pre-Funded Warrants (this “Amendment”) is made as of [•] by and among Inhibikase Therapeutics, Inc., a Delaware corporation (the “Company”), and [HOLDER] (the “Holder”).

RECITALS

WHEREAS, the Company issued to the Holder that certain Series A-1 Warrant to Purchase Common Stock or Pre-Funded Warrants (the “Warrant”), dated as of October 21, 2024, to purchase certain shares of Common Stock (as defined in the Warrant), or in lieu thereof, Pre-Funded Warrants (as defined in the Warrant);

WHEREAS, pursuant to Section 16(d) of the Warrant, the provisions of the Warrant may be amended only if the Company has obtained the written consent of the Holder; and

WHEREAS, the Company and the Holder mutually wish to amend the Warrant.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Company and the Holder agree that the Warrant shall be amended as follows:

AGREEMENT

1. Amendments.

(a) Effective as of the date hereof, the introductory paragraph of the Warrant is hereby amended, restated and replaced in its entirety to read as follows:

“Inhibikase Therapeutics, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [HOLDER] or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of [SHARES] shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”), or in lieu thereof, Pre-Funded Warrants (as defined below) to purchase the same number of Warrant Shares (as subject to adjustment hereunder), at an exercise price per share equal to $1.37 (the “Exercise Price”), in each case as adjusted from time to time as provided in Section 9, upon surrender of this Warrant to Purchase Common Stock or Pre-Funded Warrants (including any Warrants to Purchase Common Stock or Pre-Funded Warrants issued in exchange, transfer or replacement hereof, the “Warrant”) at any time and from time to time on or after the Initial Exercise Date and prior to 5:00 p.m. (New York City time) on the 30th day following the later of (A) the Company’s public announcement (including by filing with the SEC a Current Report on Form 8-K) announcing the Phase 3 Part A interim 12 week safety readout for IkT-001 with respect to pulmonary arterial hypertension and (B) the Company both obtaining Stockholder Approval (as defined in Section 15 hereof) and filing the Charter Amendment (as defined in Section 15 hereof) with the Secretary of State of the State of Delaware (the “Termination Date”) but not thereafter. The combined total amount of Common Stock and Pre-Funded Warrants available under this Warrant cannot exceed the Number of Shares as stated above.”

2. Construction. The terms of this Amendment amend and modify the Warrant as if fully set forth therein. If there is any conflict between the terms, conditions and obligations of this Amendment and the Warrant, this Amendment’s terms, conditions and obligations shall control. All other provisions of the Warrant not specifically modified by this Amendment are preserved. This Amendment shall be deemed incorporated into and made a part of the Warrant.

3. Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION AGREEMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

4. Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INHIBIKASE THERAPEUTICS, INC.

By:
Name:	Mark Iwicki
Title:	Chief Executive Officer

HOLDER:

[HOLDER]
By: [MANAGER]

By:
Name:	[NAME]
Title:	[TITLE]

Address:	[ADDRESS 1]
[ADDRESS 2]

Email:	[EMAIL]

(Signature Page to Amendment No. 1 To Series A-1 Warrant)